Exhibit 10.15

WAIVER AGREEMENT

This WAIVER AGREEMENT is dated as of August 16, 2012 (this “Agreement”) by and among Plains Offshore Operations Inc., a Delaware corporation (“Company”), PXP Resources LLC, a Delaware limited liability company (“PXP LLC”), Plains Exploration & Production Company, a Delaware corporation (together with any Affiliate of Plains Exploration & Production Company, “PXP”), and each Investor named on the signature pages hereto. The parties to this Agreement are collectively referred to herein as the “Parties” Capitalized terms not defined herein have the meaning ascribed to them in the Stockholders Agreement (as defined below).

WHEREAS, the Parties are party to that certain Stockholders Agreement dated November 17, 2011, as amended by Amendment No. 1 thereto dated as of December 22, 2011 and Amendment No. 2 thereto dated as of January 31, 2012 (the “Stockholders Agreement”);

WHEREAS, PXP proposes to purchase certain Deepwater GOM Assets, including all or certain interests of BP Exploration & Production Inc. and BP America Production Company in and near the Holstein, Diana, Hoover, Horn Mountain, Ram Powell, and Marlin Hub Fields, and certain interests of Royal Dutch Shell plc in and near the Holstein Field, including but not limited to the following offshore blocks: Alaminos Canyon 25 and 26, East Breaks 945, 946 and 989, Green Canyon 644, 645 and 688, Mississippi Canyon 82, 84, 85, and 126 - 129, and Viosca Knoll 871, 911 - 913, 915, and 955 - 957 (collectively, the “GOM Assets”);

WHEREAS, pursuant to Section 2.02(c) of the Stockholders Agreement, in the event that PXP acquires the GOM Assets, PXP is required to offer to sell the GOM Assets to the Company within thirty (30) days after such acquisition (the closing date of PXP’s acquisition of the GOM Assets is referred to herein as the “GOM Asset Closing Date”); and

WHEREAS, the Parties desire to set forth the terms under which the Company will waive its right to purchase the GOM Assets under the Stockholders Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1. Waiver of Right to Purchase. Notwithstanding the provisions of Section 2.02(c) of the Stockholders Agreement, the Parties hereby agree that PXP may bid for and acquire the GOM Assets; provided that PXP shall provide to the Company notice of any such proposed acquisition not less than seventy-five (75) days prior to the GOM Asset Closing Date, which notice shall contain a summary of the terms on which PXP proposes to acquire the GOM Assets (the “PXP Notice”). The Company shall have the right to elect to purchase the GOM Assets in full, but not in part, on the terms set forth in the PXP Notice if, and only if, the Investors (by Majority Preferred Approval) approve such acquisition from PXP and the Company can provide a financing plan for its acquisition that is agreed upon by PXP and the Investors (by Majority Preferred Approval) within sixty (60) days after receipt of the PXP Notice. In the event the Company acquires the GOM Assets, any equity component of the approved financing plan shall be funded by PXP and the Investors through purchases of Class A Common Stock, Class B Common Stock or Common Stock, as applicable, in accordance with the terms of Section 2.02(c) of the Stockholders Agreement as though such acquisition were an acquisition of Deepwater GOM Assets by Company elected in accordance with Section 2.02(c) of the Stockholders Agreement unless the

Parties agree otherwise. The Company shall use commercially reasonable efforts to arrange such financing plan on the best terms available in the market. Such financing plan may require, among other things, amendments to the Credit Agreement and the Company’s dividend policy set forth in the Certificate of Designation if agreed to by PXP and Majority Preferred Approval. Without limiting the ability of the parties to agree on a financing plan on other terms, if senior debt financing for the acquisition can be obtained by the Company on terms consistent with customary industry borrowing based standards, and PXP approval and Majority Preferred Approval is obtained for such financing plan (including the equity component thereof) within said sixty (60) day period the Company shall use commercially reasonable efforts to obtain all other approvals for such financing plan and to exercise the right to purchase the GOM Assets. If a financing plan cannot be agreed upon by PXP and the Investors within said sixty (60) day period and any GOM Assets are acquired by PXP rather than the Company within 180 days of the date hereof, the Company shall be deemed to have waived any interest in, or right to purchase from PXP, any of the GOM Assets and the provisions of Section 2 hereof shall automatically operate. The Company shall provide the Investors such information as they may reasonably request from time to time regarding the terms of the acquisition or the financing plan, including periodic updates on status of the Company’s efforts to arrange such financing. PXP shall cooperate in efforts to arrange the financing plan and any acquisition of the GOM Assets by the Company in accordance with the terms of this Section 1. The provisions of this Section 1 shall be deemed limited to an acquisition of GOM Assets that occurs within 180 days of the date hereof.

2. In accordance with the provisions of Section 1 above, if a financing plan cannot be agreed upon by PXP and the Investors and any GOM Assets are acquired by PXP rather than the Company within 180 days of the date hereof, the Parties hereby amend the Stockholders Agreement as follows:

a.)	Add Section 1.01(kkk) as follows:

(kkk) “AMI Assets” means any right, title or interest, of any kind or character, in those certain deepwater Gulf of Mexico blocks currently owned by the Company including those set forth on Schedule B at all depths (the “Subject Blocks”) and those deepwater Gulf of Mexico blocks within a one-block contiguous halo of each Subject Block to the extent that said contiguous halo blocks are identified with potential Pliocene-aged reservoirs (including in each case the equity interests of a company that owns any such assets).

b.)	Delete Section 2.02(c) in its entirety and replace it with the following:

(c) Exclusivity. PXP may acquire any AMI Assets, provided that, within thirty (30) days after the closing of such acquisition, PXP offers, by written notice, to sell such assets to the Company for an amount equal to the purchase price of such assets plus PXP’s reasonable transaction costs. The Company shall notify

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PXP as to whether it will acquire such AMI Assets within thirty (30) days after receipt of a written offer from PXP. The Company shall take all action necessary or appropriate to seek the vote or consent to approve such offer by the holders of Preferred Stock and, prior to an Initial Public Offering, the holders of Common Shares, each voting separately as a class (except that the holders of Common Shares shall vote together as a single class), and in connection therewith shall provide all such holders with all material information relating to such offer and such assets. PXP agrees, and agrees to cause its Affiliates, to vote or consent all of their respective Common Shares (if such vote or consent is sought prior to an Initial Public Offering and determined by the Company to be necessary) and Preferred Stock entitled to vote or consent to approve such offer in the same proportion as the holders of the Preferred Stock other than PXP or its Affiliates, voting separately as a class, not later than three (3) days after the vote or consent thereon by the holders of the Preferred Stock other than PXP or its Affiliates. The Company shall accept such offer if (and only if) it has obtained: (i) prior to an Initial Public Offering, the Majority Preferred Approval (without any further requirement of approval by the Board of Directors); and (ii) after an Initial Public Offering, the approval of the Board of Directors. If the Company agrees to acquire any AMI Assets prior to an Initial Public Offering under this Section 2.02(c), then each of the holders of Common Stock, Class A Common Stock and Class B Common Stock (the “Common Stockholders”) and Preferred Stockholders shall contribute its proportionate share (determined on an as-converted basis) of any capital necessary to fund such acquisition through the purchase from the Company of additional shares of Class A Common Stock at a price of $20.00 per share; provided, however, that notwithstanding anything to the contrary in Section 3.08, any or all of MTP Energy Master Fund Ltd., MTP Energy Opportunities Fund I LLC, MTP Opportunity Fund, LLC, Triangle Peak Partners Private Equity, LP and Hipparchus Fund LP (each, together with its Affiliates, a “Magnetar Fund”) or FSEP Term Funding, LLC, FS Investment Corporation, and Locust Street Funding LLC (each, together with its Affiliates, a “GSO Fund”), may assign, in whole or in part (including without limitation an assignment limited to a particular offer under this Section 2.02(c)), its rights and (to the extent related to such assigned rights) obligations under this Section 2.02(c), in their capacity as holders of Preferred Stock, to acquire additional shares of Class A Common Stock to one or more of Energy Fund XV, L.P., Energy Fund XV-A, L.P., Energy Fund XV-B, L.P. and Energy XV Blocker (Plains), LLC (each, together with its Affiliates, an “EIG Fund” and collectively “EIG”), subject to the assignee EIG Fund assuming such assigned obligations under this Section 2.02(c) and notifying the Company of such assignment and assumption (and specifying the rights and obligations assigned and assumed) and (1) to the extent an EIG Fund assumes such obligations under this Section 2.02(c), the Magnetar Fund or GSO Fund assigning such obligations under this Section 2.02(c) shall be relieved of such rights and obligations under this Section 2.02(c) and (2) the rights and obligations so assigned and assumed shall be deemed to be the rights and obligations of the EIG Fund that has assumed such obligations; provided further, however, that if any holder of Common Stock,

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Class A Common Stock or Class B Common Stock fails to purchase such additional shares of Class A Common Stock, then PXP shall acquire such additional shares of Class A Common Stock. If the foregoing applicable approval is obtained, then the Company shall (and PXP shall cause the Company to) take all action necessary or appropriate to accept such offer within thirty (30) days after receipt of the written offer from PXP. Notwithstanding the foregoing, the restrictions and requirements in this section shall not apply (1) from and after the tenth anniversary of the Closing Date, (2) to opportunities not accepted by the Company in writing within thirty (30) days after receipt of a written offer from PXP, (3) from and after the time that PXP owns less than 50% of all the outstanding Common Stock on a Fully Diluted Basis, (4) to PXP’s investment in McMoRan Exploration Company or to any passive investments of PXP in which it holds not more than 10% of any outstanding class of capital stock (not involving board of directors representation) of a publicly held company that owns any AMI Assets, (5) to PXP’s acquisition of all of the stock or all the assets of any person that owns, among other things, any AMI Assets, as long as the fair market value of such person’s AMI Assets constitute less than 25% of the aggregate fair market value of the total assets being acquired by PXP pursuant to this clause (5) or (6) to any AMI Assets acquired by PXP after the date hereof which are subject to any area of mutual interest, buy-back, preferential or similar pre-emptive right to purchase in favor of third parties under the terms of Applicable Contracts; provided that PXP shall offer to the Company pursuant to this Section 2.02(c) any AMI Assets for which such third parties have failed to exercise their area of mutual interest, buy-back, preferential or similar pre-emptive rights to purchase and the time periods under this Section 2.02(c) shall be extended by the number of days such rights of third parties remain open. Within three days after any acquisition of any AMI Assets by PXP pursuant to clause (6) of the preceding sentence, PXP shall notify the Company (including the Preferred Nominee) and the Investors of such acquisition and the time periods for the exercise of such third party rights; provided, however, that PXP shall not be required to notify the Investors if it is contractually prohibited from providing such notification (but only to the extent of such prohibition). Notwithstanding the foregoing, in the event PXP acquires any AMI Assets and offers such AMI Assets to the Company in accordance with the first sentence of this Section 2.02(c), then to the extent the Company has available funds under the Approved Budget for the purchase of AMI Assets (up to an aggregate of $40 million), the Company shall be required to purchase such assets from PXP (and shall not be required to obtain Majority Preferred Approval for such purchase). The Company shall purchase such assets from PXP for an amount equal to the purchase price of such assets plus PXP’s reasonable transaction costs (without the requirement for the Common Stockholders, PXP or the Preferred Stockholders to contribute their proportionate share of the purchase price of such AMI Assets). If the Company accepts an offer from PXP to purchase any AMI Assets pursuant to this Section 2.02(c), then PXP and the Company will enter into an asset purchase agreement with the customary terms that are reasonably acceptable to each party; provided, however, it shall not be reasonable for the Company to refuse to execute an asset purchase agreement that contains identical or less burdensome terms than the terms by which PXP acquired the applicable AMI Assets.

c.)	Add as Schedule B to the Stockholders Agreement the Schedule B attached hereto.

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3. If and only if Sections 1.01 and 2.02 of the Stockholders Agreement are amended pursuant to the terms of Section 2 of this Agreement, then Plains Exploration & Production Company shall pay to the Investors on the GOM Closing Date, in accordance with each Investors pro-rata share of Preferred Stock ownership, the total sum of $20,000,000.00 as an amendment fee, which, notwithstanding any provision of the Transaction Documents to the contrary, shall not be included in any determination of the Tax Adjustment Amount, and the Company may transfer on the GOM Closing Date all of its rights in the Winter Park Prospect, identified on Exhibit “A” attached hereto, to the seller(s) of the GOM Assets.

4. If the Company is not deemed to have waived any interest or right to purchase the GOM Assets and the Stockholders Agreement is not amended in accordance with Sections 1 and 2 of this Agreement, then nothing contained in this Agreement shall be deemed to be a waiver by the Company of any of its rights under Section 2.02(c) of the Stockholders Agreement with regard to any acquisitions by PXP of Deepwater GOM Assets. For the avoidance of doubt, nothing herein waives any rights other than those rights under Section 2.02(c).

5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Facsimiles of signatures or signatures delivered in portable document format (.pdf) will be deemed to be originals.

6. Governing Law. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware, United States of America without regard to principles of conflicts of laws that would direct the application of the Laws of another jurisdiction

[Signature Pages Follow.]

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IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties as of the date first above written.

PLAINS OFFSHORE OPERATIONS INC.

By:	/s/ Winston M. Talbert

	Name:	Winston M. Talbert
	Title:	Vice President & Treasurer

PXP RESOURCES LLC

By:	/s/ Winston M. Talbert

	Name:	Winston M. Talbert
	Title:	Vice President & Treasurer

PLAINS EXPLORATION & PRODUCTION COMPANY

By:	/s/ Winston M. Talbert

	Name:	Winston M. Talbert
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Waiver Agreement]

INVESTORS:

ENERGY FUND XV, L.P.

By:	Energy Management Company, LLC, as Sub-advisor to and Attorney-in-Fact for TCW Asset Management Company, Manager of Fund XV

By:	/s/ Kurt A. Talbot

	Name:	Kurt A. Talbot
	Title:	Co-president and Chief Investment Officer

By:	/s/ Patrick H. Hickey

	Name:	Patrick H. Hickey
	Title:	Senior Vice President

ENERGY FUND XV-A, L.P.

By:	Energy Management Company, LLC, as Sub-advisor to and Attorney-in-Fact for TCW Asset Management Company, Manager of Fund XV-A

By:	/s/ Kurt A. Talbot

	Name:	Kurt A. Talbot
	Title:	Co-president and Chief Investment Officer

By:	/s/ Patrick H. Hickey

	Name:	Patrick H. Hickey
	Title:	Senior Vice President

[Signature Page to Waiver Agreement]

INVESTORS:

ENERGY FUND XV-B, L.P.

By:	Energy Management Company, LLC, as Sub-advisor to and Attorney-in-Fact for TCW Asset Management Company, Manager of Fund XV-B

By:	/s/ Kurt A. Talbot

	Name:	Kurt A. Talbot
	Title:	Co-president and Chief Investment Officer

By:	/s/ Patrick H. Hickey

	Name:	Patrick H. Hickey
	Title:	Senior Vice President

ENERGY XV BLOCKER (PLAINS), LLC

By:	Energy Management Company, LLC, as Manager of Fund XV Blocker-(Plains)

By:	/s/ Kurt A. Talbot

	Name:	Kurt A. Talbot
	Title:	Co-president and Chief Investment Officer

By:	/s/ Patrick H. Hickey

	Name:	Patrick H. Hickey
	Title:	Senior Vice President

[Signature Page to Waiver Agreement]

INVESTORS:

MTP ENERGY MASTER FUND LTD

By:	MTP Energy Management LLC, its investment manager

By:	Magnetar Financial LLC, its sole member

By:	/s/ Douglas Litowitz

	Name:	Douglas Litowitz
	Title:	Counsel

MTP ENERGY OPPORTUNITIES FUND I LLC

By:	MTP Energy Management LLC, its manager

By:	Magnetar Financial LLC, its sole member

By:	/s/ Douglas Litowitz

	Name:	Douglas Litowitz
	Title:	Counsel

HIPPARCHUS FUND LP

By:	Magnetar Financial LLC, its general partner

By:	/s/ Douglas Litowitz

	Name:	Douglas Litowitz
	Title:	Counsel

[Signature Page to Waiver Agreement]

INVESTORS:

MTP OPPORTUNITY FUND, LLC

By:	BAA Co-Investment Fund III (GenPar), LLC

By:	BlackRock Alternative Advisors GP Holdings, LLC, its sole member

By:	BlackRock Financial Management, Inc., its managing member

By:	/s/ J. David Matter

	Name:	J. David Matter
	Title:	Managing Director

By:	/s/ Lawrence M. Gail

	Name:	Lawrence M. Gail
	Title:	Managing Director

[Signature Page to Waiver Agreement]

TRIANGLE PEAK PARTNERS PRIVATE EQUITY, LP

By:	Triangle Peak Partners Private Equity GP, LLC, its general partner

By:	/s/ Dain Degroff

	Name:	Dain Degroff
	Title:	Managing Member

[Signature Page to Waiver Agreement]

INVESTORS:

FSEP TERM FUNDING, LLC

By:	FS Energy and Power Fund, as Sole Member

By:	GSO Capital Partners LP, as Sub-Advisor

By:	/s/ Daniel H. Smith

	Name:	Daniel H. Smith
	Title:	Authorized Signatory

FS INVESTMENT CORPORATION

By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Daniel H. Smith

	Name:	Daniel H. Smith
	Title	Authorized Signatory

LOCUST STREET FUNDING LLC

By:	FS Investment Corporation, as Sole Member

By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Daniel H. Smith

	Name:	Daniel H. Smith
	Title:	Authorized Signatory

[Signature Page to Waiver Agreement]

Schedule B

Prospect Name	Area Name	Block
Abaco	Garden Banks	564
Absinthe	Garden Banks	380
Argenteuil West	Green Canyon	81
Aruba	Garden Banks	568
Aruba	Garden Banks	569
Augustus	Walker Ridge	754
Augustus	Walker Ridge	843
Augustus	Walker Ridge	799
Augustus	Walker Ridge	798
Augustus	Walker Ridge	755
Capri	Keathley Canyon	636
Capri	Keathley Canyon	637
Capri	Keathley Canyon	681
Capri	Keathley Canyon	726
Capri	Keathley Canyon	727
Chilkoot	Green Canyon	408
Chilkoot	Green Canyon	276
Chilkoot	Green Canyon	364
Chilkoot	Green Canyon	320
Chilkoot	Green Canyon	319
Chilkoot Extension	Green Canyon	277
Corsica	Keathley Canyon	775
Corsica	Keathley Canyon	731
Corsica	Keathley Canyon	732
Cuba	Garden Banks	698
Cuba	Garden Banks	654
Diamondhead	Green Canyon	267
Dutch	Walker Ridge	929
Dutch	Walker Ridge	930
Elba	Keathley Canyon	865
ESP	Keathley Canyon	604
ESP	Keathley Canyon	558
ESP	Keathley Canyon	560
ESP	Keathley Canyon	559
Fredericksburg	De Soto Canyon	486
Fredericksburg	De Soto Canyon	487
Giverny	Green Canyon	349
Giverny	Green Canyon	393
Grand Cayman West	Garden Banks	516
Grand Cayman West	Garden Banks	560
Haystack	Green Canyon	333
Kanzi	Alaminos Canyon	784
Kanzi	Alaminos Canyon	782
Kanzi	Alaminos Canyon	828
Kanzi	Alaminos Canyon	827

Schedule B

Prospect Name	Area Name	Block
Kanzi	Alaminos Canyon	826
Kanzi	Alaminos Canyon	738
Kingstown	Garden Banks	565
Kingstown	Garden Banks	566
Kodiak SE	Mississippi Canyon	772
Kona	Green Canyon	631
Kona	Green Canyon	587
Kona	Green Canyon	543
Lucius	Keathley Canyon	874
Lucius	Keathley Canyon	875
Lucius	Keathley Canyon	918
Lucius	Keathley Canyon	919
Lucius Offset	Keathley Canyon	876
Lucius Offset	Keathley Canyon	920
Marcus	Keathley Canyon	877
Monterrey	Keathley Canyon	106
Monterrey	Keathley Canyon	61
Monterrey	Keathley Canyon	105
Moulin	Garden Banks	468
Nassau	Garden Banks	521
Night Watch	Garden Banks	156
Norman	Garden Banks	435
Northwood	Green Canyon	989
Northwood	Green Canyon	943
Northwood	Green Canyon	987
Northwood	Green Canyon	944
Northwood	Green Canyon	901
Northwood	Green Canyon	945
Phobos	Sigsbee Escarpment	39
Phobos	Sigsbee Escarpment	40
Phobos	Sigsbee Escarpment	41
Phobos	Sigsbee Escarpment	82
Phobos	Sigsbee Escarpment	83
Phobos	Sigsbee Escarpment	84
Rex	Keathley Canyon	869
Rex	Keathley Canyon	913
Rickenbacker	Keathley Canyon	514
Rickenbacker	Keathley Canyon	471
Rickenbacker	Keathley Canyon	515
Rum Cay	Garden Banks	645
Rum Cay	Garden Banks	646
Salida	Garden Banks	988
Salida	Garden Banks	989
Salida	Garden Banks	990

Schedule B

Prospect Name	Area Name	Block
Salida	Keathley Canyon	21
Salus	Keathley Canyon	817
Salus	Keathley Canyon	818
Samana Cay	Garden Banks	475
Samana Cay	Garden Banks	474
Sasquatch	Green Canyon	954
Silverfox	Green Canyon	866
Smokers	Garden Banks	153
Stratus Deep	Garden Banks	649
Surge	Green Canyon	30
Surge	Green Canyon	31
Terrebonne	Green Canyon	497
Terrebonne	Green Canyon	496
Terrebonne	Green Canyon	452
Terrebonne	Green Canyon	453
Terrebonne North	Green Canyon	409
Zephir	Keathley Canyon	492
Zephir	Keathley Canyon	449
Zephir	Keathley Canyon	448
Zephir	Keathley Canyon	493
Winter Park	Green Canyon	583
Winter Park	Green Canyon	627
Winter Park	Green Canyon	628

EXHIBIT “A”

WINTER PARK PROSPECT

Area	Lease	Block	Company Contractual Interest
Green Canyon	OCS-G 25170	Block 583	13.33%
Green Canyon	OCS-G 25174	Block 627	13.33%
Green Canyon	OCS-G 25175	Block 628	13.33%